The DAI-ICHI KANGYO BANK, LTD.
                                 NEW YORK BRANCH
                       ONE WORLD TRADE CENTER, 48TH FLOOR
                              NEW YORK, N.Y. 10048





                                                            January 30, 2001



THE TALBOTS, INC.
175 Beal Street
Hingham, MA  02043


                            CONFIRMATION OF EXTENSION


                  Re: Revolving Credit Agreement made as of January 25, 1994, First Amendment dated November 21, 1995, and Second Amendment dated April 18, 1996, between The Talbots, Inc. as borrower, and The Dai-Ichi Kangyo Bank, Limited (the "Agreement")



Dear Sirs:

We are pleased to confirm with you the one year extension of the Revolving Credit according to Section 14(j)(i) of the Agreement. The new expiry dated is January 28, 2003.


                                             Very truly yours,


                                             THE DAI-ICHI KANGYO BANK, LTD.
                                             NEW YORK BRANCH



                                             By   TAKASHI HORIE
                                                  ------------------------------
                                                     Takashi Horie
                                                     Senior Vice President &
                                                     Department Head

c.c.     Mr. Katsuhiko Natori
         Jusco (U.S.A.), Inc.